                                                                    EXHIBIT 24.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Europa Cruises Corporation

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 10, 1995, except for Notes 2(a) and 4 which are as of April 13, 1995, relating to the consolidated financial statements of Europa Cruises Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, respectively.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                  BDO Seidman, LLP



Miami, Florida
February 15, 1996